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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): September 12, 2000

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                                  MGM MIRAGE
            (Exact name of registrant as specified in its charter)




           DELAWARE                        0-16760              88-0215232
  (State or other jurisdiction           (Commission         (I.R.S. Employer
of incorporation or organization)        File Number)       Identification No.)


3600 Las Vegas Boulevard South                                     89109
(Address of Principal Executive Offices)                         (Zip Code)

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                                (702) 693-7120
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             (Registrant's telephone number, including area code)


         -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 5.  OTHER ITEMS

On September 12, 2000, MGM MIRAGE, a Delaware corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") by and between the Company, certain of its subsidiaries (the "Subsidiary Guarantors"), Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and each of the Underwriters named in the Underwriting Agreement, regarding the sale by the Company and the purchase by such Underwriters of $850,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes, Due 2010 (the "Notes"). The Underwriting Agreement is filed as Exhibit 1 to this Current Report and is incorporated herein by reference.

On September 15, 2000, the Company entered into an Indenture (the "Indenture") by and among the Company, as issuer, the Subsidiary Guarantors and U.S. Trust Company, National Association, as Trustee, in connection with the issuance of the Notes. The Indenture is filed as Exhibit 4 to this Current Report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of businesses acquired.

        (b)  Pro forma financial information.

        (c)  Exhibits

The following Exhibits are filed herewith as part of this current Report:

Exhibit Number  Description of Document

1 Underwriting Agreement, dated September 12, 2000, by and between MGM MIRAGE, the Subsidiary Guarantors, Morgan Stanley & Co. Incorporated, Banc America Securities LLC and the Underwriters named therein.

4 Indenture, among MGM MIRAGE, as Issuer, the Subsidiary Guarantors Parties thereto and U.S. Trust Company, National Association, as Trustee, dated as of September 15, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              MGM MIRAGE


Date: September 15, 2000                      By: /s/ Scott Langsner
                                                  ------------------------
                                              Name:  Scott Langsner
                                              Title: Senior Vice President and
                                                           Secretary/Treasurer